SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):
                         May 3, 1996



              Osborn Communications Corporation
   (Exact name of registrant as specified in its charter)



                          Delaware
       (State or other jurisdiction of incorporation)



                 0-16841               06-1142367
(Commission File Number)   (IRS Employer Identification No.)



       130 Mason Street, Greenwich, Connecticut 06830
     (Address of principal executive office) (Zip Code)



Registrant's telephone number including area code: (203) 629-0905




 (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

            On   May   3,  1996,  the  Registrant   acquired
substantially all the assets of radio stations KNAX-FM/KRBT-FM, Fresno, California from EBE Broadcasting, L.P. Consideration for the acquisition consisted of $6.0 million plus 120,000 shares of the Registrant's common stock. In addition, the seller received an option to purchase shares of the Registrant's common stock at $8.00 per share contingent upon future increases in operating cash flow by KNAX-FM/KRBT-FM. The cash portion of the consideration was funded through borrowings under the Registrant's senior debt facility. Pending the closing of the acquisition, the stations were managed by the Registrant since January 1996 pursuant to a local marketing agreement.

Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

     It is impracticable at this time to file the required financial statements. The required financial statements will be filed as soon as possible, but not later than July
17, 1996.

(b)  Pro forma financial information.

     It is impracticable at this time to file the required pro forma financial information. The required pro forma financial information will be filed as soon as possible, but not later than July 17, 1996.

(c)  Exhibits.

     The Asset Purchase Agreement, dated December 31, 1995, between EBE Broadcasting, L.P. and Breadbasket Broadcasting
Corporation, previously filed as Exhibit 10(pp)(i) to the Registrant's Annual Report on Form 10-K for the year ended
December 31, 1995 is incorporated herein by reference.

     The Asset Purchase Agreement, dated December 31, 1995, between EBE Communications Limited Partnership and Breadbasket Broadcasting Corporation, previously filed as
Exhibit 10(pp)(ii) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 is incorporated herein by reference.


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                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    OSBORN COMMUNICATIONS CORPORATION
                                    (Registrant)



Date: May 10, 1996                 /s/ Thomas S. Douglas
                                   (Signature)
                                   Thomas S. Douglas
                                   Senior Vice President and
                                   Treasurer